Exhibit 10.2

                               GLEN BURNIE BANCORP

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


         The stockholders of Glen Burnie Bancorp, hereinafter referred to as "the Corporation," have approved this Dividend Reinvestment and Stock Purchase Plan. The Plan relates to 100,000 authorized but unissued shares of common stock of the Corporation. The Plan is intended to provide holders of stock who participate with a convenient and economical method of increasing their equity ownership in the Corporation by purchasing additional shares of stock without payment of any brokerage commission, service charges or any fees. The approved Plan is as follows:


1. NATURE OF THE PLAN

         The purpose of this Plan is to provide stockholders with a convenient and economical method of increasing their equity ownership in the Corporation. The Plan allows the stockholders to elect and become participants in the Plan and thereafter receive their dividends, if and when declared by the Board of Directors, in the form of stock in lieu of cash distributions. The holders of stock who do not participate will continue to receive cash dividends in the usual manner, if and when declared.


2. ELIGIBILITY

         All record holders of common stock are eligible to participate in the Plan. The right to participate in the Plan is not transferrable. Stockholders who reside in jurisdictions in which it is unlawful for the Corporation to permit their participation are not eligible to participate in the Plan. The Corporation also reserves the right to exclude a stockholder who resides in a foreign country or in a jurisdiction which requires registration or qualification of the stock or of the Corporation's directors, officers or other employees as agents in connection with sales pursuant to Plan.

         An eligible stockholder may join the Plan by signing the election form and returning it to the Plan Administrator. Stockholders may become participants at any time. Any stockholder who does not elect to participate in the Plan will continue to receive any dividends declared by the Board of Directors in cash (or in stock if the Board of Directors declares a stock dividend for all stockholders). A stockholder already participating in the Plan will continue to participate until such stockholder gives notice to the Corporation in the manner prescribed herein that he wishes to withdraw from the Plan.


3. CREDITING OF ACCOUNTS

         If the Stockholder Authorization Form signed by a stockholder entitled to a dividend is received by the Corporation before the Declaration Date for the next dividend payment, the participant shall receive his next dividend payment in the form of stock under the Plan. The participant shall thereafter continue to receive any dividends on his common stock as stock under the Plan until he withdraws from participation in the Plan or the shares are transferred of record to a new owner. The participant's account


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DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
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shall be credited with such stock on the payable date, which shall be the date cash dividends are actually paid to stockholders as of the Record Date.

         Nothing in this Section shall be construed as providing any assurance that dividends will be declared by the Corporation in the future.


4. ADMINISTRATION OF THE PLAN

         The Glen Burnie Bancorp administers the Plan for participants, keeps records, sends statements of accounts to participants and performs other duties relating to the Plan. All correspondence relating to the Plan should be directed to:

                  President
                  Glen Burnie Bancorp
                  107 Crain Highway, S.E.
                  Glen Burnie, Maryland 21061

         The Plan Administrator receives the participants' dividend payments and invests such amounts in additional shares of common stock, maintains continuing records of each participant's account, and advises participants as to all transactions in and the status of their accounts. The Plan Administrator acts in the capacity of agent for the participants.

         All notices from the Plan Administrator to a participant will be addressed to the participant at the last address of record with the Plan Administrator. The mailing of a notice to a participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such participant. Therefore, participants must promptly notify the Plan Administrator of any change of address.

         Neither the Plan Administrator, the participants' nominee or nominees, nor Glen Burnie Bancorp shall have any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the Plan including, without limitation, any claim for liability arising out of failure to terminate a participant's account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

         All transactions in connection with the Plan shall be governed by the laws of the State of Maryland, and by any applicable federal tax or security laws.

5. STATEMENT OF ACCOUNTS OF PARTICIPANTS AND OTHER DISCLOSURE OF INFORMATION

         As soon as practicable after each payment date, each participant will receive a statement of his account.

         These statements of a participant's account should be retained by the participant as an ongoing statement of his account under the Plan and for income tax purposes.


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GLEN BURNIE BANCORP
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
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         In addition to such statements of account, each participant will receive all disclosure statements, otherwise sent to stockholders, including the annual report, notices of stockholder meetings, and proxy statements of the Corporation.


6. EXPENSES OF ADMINISTRATION

         Participants will not be charged brokerage or commission fees or service charges in connection with purchases of shares of common stock under the Plan. All administrative expenses of the Plan will be paid by the Corporation.


7. DIVIDENDS OF STOCK CREDITED UNDER THE PLAN

         Any portion of the dividends which have been credited to a participant's account will be paid as stock under the provisions of this Plan.


8. CERTIFICATES FOR STOCK

         Certificates will be issued to a participant for whole shares of common stock in the participant's account (1) Upon the participant's written request to the Corporation at its principal office, (2) if the participant withdraws from the Plan, or (3) if the Corporation terminates the Plan. Requests will be handled by the Corporation without charge. Any remaining whole or fractional shares will continue to be held in the participant's account. No certificate for a fractional share will be issued; under the Plan, dividends on a fractional share will be credited to a participant's account. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment.

9. WITHDRAWAL FROM THE PLAN

         Participation in the Plan is entirely voluntary, and a participant may request to withdraw from the Plan at any time by notifying the Corporation in writing in its Principal Office.

         Upon withdrawal from the Plan, the participant will receive certificates for full shares of common stock then held in his account. Any fractional shares in the participant's account shall be redeemed by the Corporation for cash in an amount equal to the fraction of a whole share times the "fair market value" of the common stock as determined under the provisions of the Plan at the last Declaration Date prior to the date of withdrawal.

         If the request to withdraw is received on or after the Declaration Date for a dividend payment and the withdrawing participant has previously elected to receive dividend payments in the form of stock, any dividend paid on the corresponding payable date will be credited to the withdrawing participant's account as stock in accordance with the provisions of the Plan. The request to withdraw will then be processed promptly following such payable date. Thereafter, all dividends will be paid in cash (or in stock dividends if so declared by the Board of Directors on all common stock) to the stockholder who withdraws from the Plan. A stockholder may elect again to become a participant at any time subsequent to withdrawal from the Plan.

         If a participant disposes of any or all of his shares of common stock registered in his name other than shares credited to the participant's account under the Plan, the shares of common stock credited under the Plan shall continue to be administered under the provisions of the Plan unless the participant notifies the Corporation of his withdrawal from the Plan.


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DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
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10. PURCHASE PRICE OF SHARES

         The "Purchase Price" of the shares under the Plan shall mean the fair market value less a 5% discount unless the Board of Directors, at its discretion, determines otherwise; provided that in no event shall the "Purchase Price" per share be less than the share's par value.

         The market value will be deemed equal to the price at which the latest share sale was consummated by Legg Mason Wood Walker prior to any dividend declaration date.


11. FEDERAL TAX INFORMATION

         A participant who has cash dividends reinvested in additional shares of common stock under the provisions of the Plan will be treated for federal income tax purposes (under the Code) as having received a cash dividend in an amount equal to the "fair market value" (determined under the Plan) of all full and fractional shares credited to the participant's account. The participant's tax basis (under the Code) in the shares credited under the Plan will be an amount equal to such shares 'fair market value' as determined under this Plan.

         A participant will also realize gains or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share interests credited to the Participant's account. The amount of any such gain or loss will be the difference between the amount that the participant received for the shares or fractional share interests and the tax basis thereof.

         To the extent distributions by Glen Burnie Bancorp to its stockholders are treated as made from the Corporation's earnings and profits, the distribution under the Plan will be taxable as a dividend.

         The tax basis of any shares acquired through the Plan will be the fair market value as of the Dividend Payable Date. The holding period for shares acquired through the Plan will begin on the day after the Dividend Payable Date.

         The tax consequences as set forth above are for informational purposes only and should not be relied upon as a legal or accounting opinion in regard to a particular participant's circumstances. Each stockholder considering participating in the Plan is urged to consult his own tax and financial advisors as to federal, state and other tax consequences of participating in the Plan based upon his particular facts and circumstances.


12. TERMINATION BY THE CORPORATION

         Although the Corporation intends to continue the Plan in the future, the Board of Directors reserves the right to amend, suspend or modify the Plan at any time. However, the Plan can not be permanently terminated unless the stockholders at a regular or special meeting vote to terminate said Plan. Written notice of any such amendment, suspension, modification or termination will be sent to the participants within thirty (30) days following any such action. The Corporation also may adopt reasonable procedures for administration of the Plan.


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DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
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13. PREEMPTIVE RIGHTS

         The existing stockholders of the Corporation have the right to maintain their existing percentage of ownership. The existing stockholder has a right to purchase new stock in the proportion that the number of shares held by him bears to the whole number, before the increase. Existing stockholders who do not participate in the Plan will have some dilution of their percentage ownership. Therefore, the adoption of the Plan by the stockholders is an exception to the normal preemptive rights.


14. USE OF PROCEEDS

         The net proceeds from the sale of the common stock offered pursuant to the Plan will be used for general corporate purposes including investments or extensions of credit.


15. SECURITIES AND EXCHANGE COMMISSION INFORMATION

         The securities referred to in the Plan have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of any prospectus. The securities offered hereby are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

         This Plan will not take effect until all necessary regulatory approvals are obtained.